Exhibit 15.1

September 22, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated April 26, 2022 and July 26, 2022 on our reviews of interim financial information of Raytheon Technologies Corporation, which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts